                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only
                                             (as permitted by Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             3-D GEOPHYSICAL, INC.
--------------------------------------------------------------------------------

                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                             3-D GEOPHYSICAL, INC.
                              7076 SOUTH ALTON WAY
                                   BUILDING H
                           ENGLEWOOD, COLORADO 80112
                                 (303) 290-0214

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 16, 1997

To the Holders of Our Common Stock:

     The 1997 Annual Meeting of Stockholders (the "Annual Meeting") of 3-D GEOPHYSICAL, INC. (the "Company") will be held at the Inverness Hotel and Golf Club, 200 Inverness Drive West, Englewood, Colorado, on May 16, 1997 at 9:00 a.m., Local Time, for the following purposes:

     1. To elect three Class I directors to the Board of Directors.

     2. To approve the 3-D Geophysical 1997 Long-Term Incentive Compensation Plan and the grant of options to the non-employee directors of the Company to purchase an aggregate of 40,002 shares of the Common Stock of the Company.

     3. To ratify the appointment of Coopers & Lybrand LLP as independent accountants for the Company for the 1997 fiscal year.

     4. To transact other such business as may properly come before the Annual Meeting.

     The Board of Directors has fixed the close of business on April 24, 1997 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Shares of Common Stock can be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy.

                                          By Order of the Board of Directors,

                                          /s/ RONALD L. KOONS
                                          RONALD L. KOONS
                                          Secretary

Englewood, Colorado
April 25, 1997

------------------------------------------------------------------------------

                                   IMPORTANT

     Stockholders are requested to DATE, SIGN and MAIL the enclosed proxy. A postage paid envelope is provided for mailing.

------------------------------------------------------------------------------

                             3-D GEOPHYSICAL, INC.
                              7076 SOUTH ALTON WAY
                                   BUILDING H
                           ENGLEWOOD, COLORADO 80112
                                 (303) 290-0214
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 16, 1997

                                    GENERAL

     This proxy statement (the "Proxy Statement") is furnished by the board of directors (the "Board of Directors" or the "Board") of 3-D GEOPHYSICAL, INC., a Delaware corporation (the "Company"), in connection with the Company's annual meeting of stockholders (the "Annual Meeting") to be held on May 16, 1997. The proxy materials are being mailed on or about April 25, 1997 to the Company's stockholders of record at the close of business on April 24, 1997 (the "Record Date"). As of the Record Date, there were 11,625,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), issued and outstanding and entitled to vote at the Annual Meeting. Each holder of shares of Common Stock issued and outstanding on the Record Date is entitled to one vote for each such share held on each matter of business to be considered at the Annual Meeting. The holders of a majority of the voting power of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting.

     The enclosed proxy is solicited by the Board of Directors of the Company. A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by (i) attending the Annual Meeting and voting in person, (ii) duly executing and delivering a proxy bearing a later date, or (iii) sending a written notice of revocation to the Company's Secretary. The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others who forward solicitation material to beneficial owners of Common Stock. In addition to the solicitation of proxies by mail, the Company may solicit proxies by personal interview, telephone, telegraph or telefacsimile.

     If the enclosed proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified on the proxy, unless it is properly revoked prior thereto. Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting. If no specification is made on the proxy as to a proposal, the shares represented by the proxy will be voted FOR the election of the nominees for directors named herein, FOR the approval of the 3-D Geophysical, Inc. 1997 Long-Term Incentive Compensation Plan (the "1997 Plan") and the grant of options to the non-employee directors of the Company to purchase an aggregate of 40,002 shares of the Common Stock, FOR the ratification of the appointment of Coopers & Lybrand L.L.P. ("Coopers & Lybrand") as the Company's independent accountants for the 1997 fiscal year, and, at the discretion of the proxy holders, with respect to any other matters that may come before the Annual Meeting.

     Election as a director requires a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. The affirmative vote of a majority of the voting power of the shares of Common Stock present in person or represented by proxy at the Annual Meeting will be required to approve the 1997 Plan and the grant of options to the non-employee directors of the Company to purchase an aggregate of 40,002 shares of the Common Stock of the Company and to ratify the appointment of Coopers & Lybrand as independent accountants of the Company for the 1997 fiscal year.

     The inspectors of election will treat abstentions and broker non-votes (i.e., shares held by brokers or nominees that the broker or nominee does not have discretionary power to vote on a particular matter and as to which instructions have not been received from the beneficial owners or persons entitled to vote) as shares that are present and entitled to vote for purposes of determining a quorum but as unvoted for purposes of determining the approval of any matter submitted to stockholders for a vote. Therefore abstentions and broker non-votes will have the effect of a negative vote. However, with regard to the election of directors, votes may be cast in favor of or withheld and directors will be elected by a plurality of the votes cast at the Annual Meeting. Consequently, votes that are withheld for the election of directors and broker non-votes will be excluded entirely from the vote and will have no effect, except to the extent that the failure to vote for a particular nominee results in another nominee receiving a larger number of votes.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides for the Board of Directors to be divided into three classes. At the Annual Meeting, three directors will be elected as Class I directors whose terms will expire at the 2000 Annual Meeting of Stockholders. Nominees for election as Class I directors, Messrs. Robert P. Andrews and Douglas W. Brandrup, existing directors of the Company, and Wayne P. Widynowski, the Company's Chief Operating Officer, have been unanimously nominated by the Board of Directors for election at the Annual Meeting. The Class II directors will serve until the 1998 Annual Meeting of Stockholders and that class consists of Messrs. Ralph M. Bahna, Richard D. Davis, Arthur D. Emil and Emir L. Tavella. The Class III directors will serve until the 1999 Annual Meeting of Stockholders and that class consists of Messrs. Luis H. Ferran, Joel Friedman and P. Dennis O'Brien.

     The shares represented by the enclosed proxy will be voted for the election as directors of the three nominees named herein, unless a vote is withheld from any or all of the individual nominees. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of such proxy. The three nominees receiving the highest number of votes cast at the Annual Meeting will be elected.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES.

                 INFORMATION CONCERNING DIRECTORS AND NOMINEES

     The table below provides information concerning the nominees for election as directors at the Annual Meeting and the existing directors of the Company, whose terms continue after the Annual Meeting. Mr. Friedman has served as a director of the Company since its inception; Messrs. Bahna, Brandrup, Davis, Emil and Ferran have served as directors since October 1995; Messrs. Andrews and O'Brien have served as directors since January 1996; and Mr. Tavella has served as a director since April 1996. Each director has served continuously as a director of the Company since his first election.

                                                                                DIRECTOR    TERM
                 NAME                                  POSITION                  SINCE     EXPIRES
                 ----                                  --------                 --------   -------
CLASS I NOMINEES
Mr. Robert P. Andrews(c)..............  Director                                  1996      2000
Mr. Douglas W. Brandrup(a)(d).........  Director                                  1995      2000
Mr. Wayne P. Widynowski...............  Executive Vice President and Chief          --      2000
                                        Operating Officer; President of
                                        Northern Geophysical, Inc.
                                        ("Northern"), a wholly-owned
                                        subsidiary of the Company

                                                                                DIRECTOR    TERM
                 NAME                                  POSITION                  SINCE     EXPIRES
                 ----                                  --------                 --------   -------
CLASS II DIRECTORS
Mr. Ralph M. Bahna(c)(d)..............  Director                                  1995      1998
Mr. Richard D. Davis(b)...............  President and Chief Executive Officer;    1995      1998
                                        Director
Mr. Arthur D. Emil(c).................  Director                                  1995      1998
Mr. Emir L. Tavella...................  Director                                  1996      1998
CLASS III DIRECTORS
Mr. Luis H. Ferran(b).................  Executive Vice President -- Latin         1995      1999
                                        American Operations; President of
                                        Geoevaluaciones, S.A. de C.V.
                                        ("Geoevaluaciones"), Procesos
                                        Interactivos Avanzados, S.A. de C.V.
                                        ("PIASA") and 3-D Geophysical of Latin
                                        America, Inc. ("3-D of Latin
                                        America"), wholly-owned subsidiaries
                                        of the Company; Director
Mr. Joel Friedman(a)(b)...............  Chairman of the Board of Directors        1995      1999
Mr. P. Dennis O'Brien(a)(c)(d)........  Director                                  1996      1999

---------------
(a) Member of the Audit Committee

(b) Member of the Executive Committee

(c) Member of the Compensation Committee

(d) Member of the Stock Option Committee

     The name, age and principal occupation, business experience for at least the past five years and certain other information concerning each nominee and director is set forth below.

NOMINEES FOR THREE YEAR TERM EXPIRING AT THE 2000 ANNUAL MEETING

             NAME (AGE)                          BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS
             ----------                          -------------------------------------------
Robert P. Andrews (41)...............    Mr. Andrews has served as the president of The Andrews
                                         Group International Inc., a Texas corporation that supplies goods and services to the oil and gas industry in Central
                                         and South America, in particular Mexico, since 1987 and as the president of A.G.I. Mexicana, S.A. de C.V., a Mexican
                                         company that sells goods and services relating to computer hardware and software for use in the oil and gas industry
                                         in Mexico, since 1991. Until February 1996, Mr. Andrews was also the President and Chairman of the Board of PIASA.
                                         A.G.I. Mexicana conducts the business of The Andrews Group
                                         International, Inc. in Mexico and acts as the exclusive
                                         representative for several companies in Mexico, including
                                         Input/Output, Inc. and Landmark Graphics Corporation.
                                         A.G.I. Mexicana also acts as a non-exclusive distributor
                                         for various corporations in Mexico.
Douglas W. Brandrup (56).............    Mr. Brandrup is a practicing attorney and senior partner at the law firm of Griggs, Baldwin & Baldwin in New York City, where he has practiced since 1974. Mr. Brandrup is chairman of Equity Oil Company, a publicly-held oil and gas
                                         production and exploration company, and has been a director of that company since 1975.

             NAME (AGE)                          BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS
             ----------                          -------------------------------------------
Wayne P. Widynowski (52).............    Mr. Widynowski has served as the Executive Vice President
                                         and Chief Operating Officer and as President of Northern
                                         since February 1996. From 1981 to February 1996, Mr.
                                         Widynowski was employed by Northern's predecessors, most
                                         recently as Executive Vice President. Prior to 1981, Mr.
                                         Widynowski was employed as an operations manager by United
                                         Geophysical, Inc., a subsidiary of the Bendix Corporation.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1998 ANNUAL MEETING

             NAME (AGE)                          BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS
             ----------                          -------------------------------------------
Richard D. Davis (62)................    Mr. Davis has served as President and Chief Executive
                                         Officer since February 1996 and as President of Kemp
                                         Geophysical Inc. ("Kemp"), a wholly-owned subsidiary of the
                                         Company, from June 1996 to December 1996, when Kemp was
                                         merged into Northern. From March 1994 to June 1996, Mr.
                                         Davis was Vice President of Operations of Kemp. From 1988
                                         to March 1994, as president and sole owner of D-Cube
                                         International Inc., he was an independent consultant to
                                         several major oil companies in the area of seismic
                                         acquisition services. From 1983 to 1988, Mr. Davis was a
                                         director of Seismic Enterprises, Inc. (now Seitel, Inc.)
                                         and president and chief operating officer of Triangle
                                         Geophysical Co. From 1979 to 1983, he was executive vice
                                         president of Geo Seismic Services, Inc., which at one time operated 38 seismic data acquisition crews.
Ralph M. Bahna (54)..................    Mr. Bahna currently serves as president of Masterworks
                                         Development Corporation ("Masterworks"), a company that he founded in 1990 to develop a series of hotels called Club
                                         Quarters. Between 1981 and 1988, Mr. Bahna was chief
                                         executive officer of Cunard Line Limited, which owns, among other cruise liners and hotels, the Queen Elizabeth 2, and was also a divisional managing director of Trafalgar House
                                         PLC, the parent company of Cunard Line Limited. From 1988
                                         until he became president of Masterworks in 1990, he
                                         pursued investment and non-profit endeavors.

             NAME (AGE)                          BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS
             ----------                          -------------------------------------------
Arthur D. Emil (72)..................    Mr. Emil is a practicing attorney and currently of counsel to the law firm of Kramer, Levin, Naftalis & Frankel in New
                                         York City ("Kramer Levin"). Between 1986 and 1993, he was a
                                         senior partner of and, upon retirement, of counsel to the
                                         law firm of Jones, Day, Reavis & Pogue. Kramer Levin has
                                         provided legal services to the Company since its inception, including services in connection with the Company's two
                                         public offerings of Common Stock, for which the Company
                                         paid Kramer Levin $1,478,000 in 1996. He served as an
                                         executive officer, director and chairman of the executive
                                         committee of North European Oil Company from 1955 to 1979.
                                         In addition, he served as general counsel for various
                                         companies, including the New England Patriots and Bartell
                                         Media Corp., a communications company. He is a trustee of
                                         various philanthropic institutions. Mr. Emil is a general
                                         partner of South Norwalk Redevelopment Limited Partnership
                                         ("SNRLP"), a Connecticut limited partnership formed in 1981 to rehabilitate a portion of Norwalk, Connecticut. On July
                                         25, 1994, a creditor of SNRLP, Scirocco Partners ("SP"),
                                         sought to foreclose on a SNRLP mortgage it held and SNRLP, seeking to avoid the foreclosure, filed a voluntary
                                         petition for reorganization on August 15, 1994 in the
                                         United States Bankruptcy Court, District of Connecticut
                                         (Case No. 94-51676). In a related case, SP has sued Mr.
                                         Emil in connection with a personal guarantee limited to
                                         interest and certain expenses he gave in connection with
                                         the mortgage. No determination has been made in either the bankruptcy proceeding or the private suit.
Emir L. Tavella (67).................    Mr. Tavella is a founder, and since May 1995 a partner and director, of Sagoil S.A., an Argentinian petroleum supply
                                         company associated with Sagoil Inc., a Canadian company.
                                         From February 1987 to April 1995, Mr. Tavella was the
                                         general manager for exploration activities for PLUSPetrol
                                         S.A., an Argentinian petroleum exploration and production
                                         company.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING

             NAME (AGE)                          BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS
             ----------                          -------------------------------------------
Joel Friedman (57)...................    Mr. Friedman has served as Chairman of the Board of
                                         Directors since February 1996 and as Chairman of the Board of Directors of Paragon Geophysical, Inc., a wholly-owned
                                         subsidiary of the Company ("Paragon") from August 1994 to
                                         December 1996, when Paragon was merged into Northern. He
                                         was President and Chief Executive Officer of the Company
                                         from March 1995 until February 1996. Mr. Friedman has been since August 1994 a director of and from August 1994 to
                                         October 1996 was the chairman of Consolidated Health Care
                                         Associates, Inc., a Nasdaq National Market listed company, and was the chief executive officer of that company from
                                         August 1994 until March 1996. Since 1969, he has been an
                                         officer, director and shareholder of Founders Property
                                         Corporation and its affiliated companies, a private real
                                         estate concern. From 1975 to 1986, Mr. Friedman was
                                         president and a director of Kenai Corporation, a
                                         publicly-held company engaged in contract drilling for oil and natural gas, wellhead equipment manufacturing and
                                         remanufacturing and oil and gas exploration and production.
Luis H. Ferran (48)..................    Mr. Ferran has served as Executive Vice President -- Latin
                                         American Operations and as President of Geoevaluaciones and
                                         PIASA since February 1996 and as President of 3-D of Latin
                                         America since its formation by the Company in May 1996. Mr.
                                         Ferran was one of the founding shareholders of
                                         Geoevaluaciones in 1977 and has been General Manager of
                                         Geoevaluaciones since 1982. Prior to forming
                                         Geoevaluaciones, Mr. Ferran was a supervisor with Compania
                                         Mexicana de Exploraciones, S.A. de C.V., a Mexican company associated with Petroleos Mexicanos, Mexico's national oil company.
P. Dennis O'Brien (55)...............    Mr. O'Brien served as the president and chief operating
                                         officer of Advance Geophysical Corp. ("Advance"), a company that develops software for the geophysical industry, from
                                         1988 to 1994. In March 1994, Advance merged with a
                                         subsidiary of Landmark Graphics Corporation, a major
                                         software developer in the geophysical industry. From April
                                         1994 to June 1995, Mr. O'Brien served as the chief
                                         operating officer of Advance. Since July 1995, Mr. O'Brien has provided consulting services to software development
                                         companies serving the petroleum industry.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board has established an Executive Committee consisting of Messrs. Davis, Ferran and Friedman. It is expected that Mr. Widynowski will be appointed to the Executive Committee upon his election as a director. The Executive Committee has the authority to exercise all the powers of the Board in the management of the business and affairs of the Company, subject to certain limitations under the General Corporation Law of the State of Delaware. The Executive Committee acted by unanimous written consent in lieu of meeting three times in 1996.

     The Board has established an Audit Committee consisting of Messrs. Brandrup, Friedman and O'Brien. The Audit Committee annually will recommend to the Board the appointment of the independent public accountants to serve as auditors for the Company. In addition, the Audit Committee will discuss and review the scope and fees of the prospective annual audit and review the results with the auditors, review compliance with existing major accounting and financial policies of the Company, review the adequacy of the financial organization of the Company and consider comments by the auditors regarding controls and accounting procedures and management's response to those comments.

     The Board has established a Compensation Committee consisting of Messrs. Andrews, Bahna, Emil and O'Brien. The Compensation Committee meets periodically to determine the compensation of certain of the Company's executive officers and other significant employees and the Company's personnel policies and, until September 1996, administered the Company's 1995 Long-Term Incentive Compensation Plan (the "1995 Plan"). The Compensation Committee held one meeting and acted by unanimous written consent in lieu of a meeting two times in 1996.

     In September 1996 the Board established a Stock Option Committee consisting of Messrs. Bahna, Brandrup and O'Brien to administer the 1995 Plan and other option plans approved by the Board of Directors and to grant options thereunder. The Stock Option committee will similarly administer the 1997 Plan if it is approved at the Annual Meeting. The Stock Option Committee acted by unanimous written consent in lieu of a meeting one time in 1996.

     The Company does not have a nominating committee. The functions customarily performed by a nominating committee are performed by the Board of Directors as a whole. Any stockholder who wishes to make a nomination at an annual or special meeting for the election of directors must do so in compliance with the applicable procedures set forth in the Company's By-laws. The Company will furnish copies of such By-law provisions upon written request to the Company's principal executive offices, 7076 South Alton Way, Building H, Englewood, Colorado 80112, Attn: Secretary.

     The Company's Board of Directors held three meetings and acted by unanimous written consent in lieu of meeting six times in 1996. During 1996, no director or committee member attended fewer than 75% of the meetings of the Board or the respective committees on which he served during the periods of his service as a director or committee member.

DIRECTOR COMPENSATION

     Each member of the Board who is not an employee of the Company receives:
(i) an annual retainer of $10,000; (ii) $750 per meeting of the Board of Directors or any committee thereof at which such director is present in person; and (iii) reimbursement of all ordinary and necessary expenses incurred in attending a meeting of the Board of Directors or committee thereof. Directors who are full-time employees of the Company do not receive any compensation for serving as directors. Any newly elected or appointed non-employee director automatically received a nonqualified option under the 1995 Plan to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Such option vests in cumulative installments of one-third on each of the first, second and third anniversaries of the date of grant and expires on the tenth anniversary of the date of such grant.

     On February 9, 1996, non-employee directors (Messrs. Andrews, Bahna, Brandrup, Emil and O'Brien) were awarded nonqualified stock options to purchase 10,000 shares of Common Stock pursuant to the 1995 Plan. The exercise price of these options was equal to the price to the public in the Company's initial public offering of $7.50 per share. Upon joining the Board in April 1996, Mr. Tavella was granted an option under the 1995 Plan to purchase 10,000 shares of Common Stock at an exercise price of $12.3125 per share. On September 30, 1996, each of such non-employee directors was granted an additional option to purchase 6,667 shares of Common Stock at $8.50 per share, the closing price of the Common Stock on the date of grant. Such options vested in full on February 6, 1997 and expire in September 2006. See Proposal 2.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee consists of Messrs. Andrews, Bahna, Emil and O'Brien, who are each independent directors of the Company. None of these individuals had any "interlock" relationship to report during 1996.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who beneficially own more than ten percent of the Company's Common Stock to report their ownership of and transactions in the Company's Common Stock to the Securities and Exchange Commission and The Nasdaq National Stock Market. Copies of these reports are also required to be supplied to the Company. The Company believes, based solely on a review of the copies of such reports received by the Company, that during 1996 all applicable Section 16(a) reporting requirements were complied with.

                               EXECUTIVE OFFICERS

     The executive officers of the Company as of the date of this Proxy Statement are identified below, together with the information regarding the business experience of such officers, other than Messrs. Joel Friedman, Richard
D. Davis, Wayne P. Widynowski and Luis H. Ferran, with respect to whom information is set forth above under the heading "Information Concerning Directors and Nominees."

                NAME                                              POSITION
                ----                                              --------
Joel Friedman........................    Chairman of the Board of Directors
Richard D. Davis.....................    President and Chief Executive Officer; Director
Wayne P. Widynowski..................    Executive Vice President and Chief Operating Officer;
                                         President of Northern; Nominee for election as a Director
Luis H. Ferran.......................    Executive Vice President -- Latin American Operations;
                                         President of Geoevaluaciones, PIASA and 3-D of Latin
                                         America; Director
Ronald L. Koons......................    Vice President, Chief Financial Officer, Secretary and
                                         Treasurer
G.C.L. Kemp..........................    Vice President

             NAME (AGE)                          BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS
             ----------                          -------------------------------------------
Ronald L. Koons (49).................    Mr. Koons has served as Vice President, Chief Financial
                                         Officer, Secretary and Treasurer since September 30, 1996.
                                         Mr. Koons was the executive vice president, chief financial officer and treasurer of Tuboscope Vetco International
                                         Corp. ("Tuboscope"), an oilfield service company, from
                                         October 1993 to April 1996 and senior vice president, chief financial officer and treasurer of Tuboscope from November
                                         1991 to October 1993. From August 1988 to November 1991,
                                         Mr. Koons was the vice president chief financial officer
                                         and treasurer of Eastman Christensen Company ("Eastman"),
                                         an oilfield service company. He served as controller of
                                         Eastman from June 1987 to August 1988 and as treasurer of
                                         Eastman from September 1986 to June 1987.
G.C.L. Kemp (63).....................    Mr. G.C.L. Kemp has served as a Vice President since
                                         February 1996. Mr. Kemp founded Kemp and was its Chairman
                                         and President from 1978 until June 1996. From 1974 to 1978,
                                         Mr. Kemp was worldwide geophysical operations supervisor
                                         for Phillips Petroleum. From 1964 to 1974, he was manager
                                         for Petty Geophysical Engineering Company. From 1953 to
                                         1964, he was a surveyor and manager of a number of
                                         international seismic operations for Mobil Corp., Shell Oil
                                         Co. and British Petroleum Co., PLC.

                             EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION

     No salaries were paid during 1995 by the Company. Compensation paid to the Company's chief executive officer and the four other most highly compensated executive officers during the fiscal year ended December 31, 1996 (hereinafter, "1996") is disclosed below. The Board of Directors has not adopted a bonus plan, but is considering the adoption of a performance-based cash bonus plan in 1997.

     Summary Compensation Table. The following table sets forth compensation earned, whether paid or deferred, by the Company's Chief Executive Officer and its other four most highly compensated executive officers (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company during 1996.

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                   ANNUAL COMPENSATION               AWARDS
                                          -------------------------------------   ------------
                                                                    ALL OTHER      SECURITIES
                                                                      ANNUAL       UNDERLYING     ALL OTHER
                                                                   COMPENSATION   OPTIONS/SARS   COMPENSATION
   NAME AND PRINCIPAL POSITION     YEAR   SALARY ($)   BONUS ($)       ($)            (#)            ($)
   ---------------------------     ----   ----------   ---------   ------------   ------------   ------------
Joel Friedman....................  1996    125,000         0           82,800(1)     75,000           0
  Chairman of the Board
Richard D. Davis.................  1996    155,000         0                0        75,000           0
  President and Chief Executive
  Officer
Luis Ferran......................  1996    140,000(2)      0                0       250,000(3)        0
  Executive Vice President
Wayne P. Widynowski..............  1996    140,000         0                0        45,000           0
  Executive Vice President
G.C.L. Kemp......................  1996     75,000         0           50,000(4)          0           0
  Vice President

---------------
(1) Consists of an annual office allowance of $75,000 for 1996 and a monthly automobile allowance totalling $7800.
(2) Includes $77,161 paid to Comercializadora y Arrendadora, a consulting company owned by Mr. Ferran
(3) Consists of stock options which were granted in January 1996 immediately prior to the Company's initial public offering at an exercise price of $7.50 per share, equal to the price per share to the public in the initial public offering.
(4) Consists of 12 monthly payments of $4,167 under Mr. Kemp's non-competition agreement.

EMPLOYMENT AGREEMENTS; NON-COMPETITION AGREEMENTS

     Each of Messrs. Friedman, Davis, Ferran, Widynowski, Koons and Kemp has entered into an employment agreement with the Company that expires on December 31, 1998, except for the agreement with Mr. Koons, which expires on September 30, 1999, and for the agreement with Mr. Ferran, which expires on December 31, 2000. The employment agreements provide for base annual salaries as follows: Mr.
Friedman: $125,000 plus an annual office allowance of $75,000, a portion of which is being applied to payments under the Company's New York City lease; Mr.
Davis: $155,000; Mr. Ferran: $140,000; Mr. Widynowski: $140,000; Mr. Koons:
$125,000; Mr. Kemp: $75,000. Certain of the Company's executive officers are entitled to an automobile allowance, and, in addition, each executive officer is eligible pursuant to his employment agreement for a bonus to be determined in the discretion of the Board of Directors or a committee thereof. No bonuses were paid in respect of 1996.

     Each of the employment agreements with Messrs. Friedman, Ferran and Koons contains a covenant not to compete during the employee's employment with the Company or its subsidiaries and for one year thereafter unless the Company terminates the employee's employment without cause. Each of the agreements with Messrs. Davis and Widynowski contains a similar covenant not to compete but provides that upon termination of the agreement, other than by the Company for cause (as defined in the agreement) or by the employee without good reason (as defined in the agreement), the employee's covenant not to compete will lapse unless the Company pays the employee 80% of the employee's base salary in the year following such termination. Mr. Davis' agreement also provides that upon termination under certain circumstances he will receive a payment for certain relocation expenses and the continuation of certain benefits for a one-year period. Mr. Kemp receives a monthly payment of $4,167 for 36 months, ending in January 1999, in consideration of the covenant not to compete contained in his employment agreement. In connection with the acquisition by the Company of Geoevaluaciones, Mr. Ferran and the other former stockholders of Geoevaluaciones entered into non-competition agreements under which Mr. Ferran and such former stockholders were entitled to certain additional consideration (see "Certain Relationships and Related Transactions").

     Until September 30, 1996, Mr. John D. White, Jr. served as the Company's Executive Vice President and Chief Financial Officer under an employment agreement that was to expire on December 31, 1998 and provided for a base salary of $150,000. Upon his resignation as an officer of the Company, Mr. White and the Company entered into an agreement terminating this employment agreement (see "Certain Relationships and Related Transactions").

     Option Grants

     Shown below is information regarding grants of stock options Plan during 1996 to the Company's executive officers, including the Named Executive Officers. The following table also shows the hypothetical value of the options granted at the end of the option terms (ten years) if the price of the Company Common Stock were to appreciate annually by 5% and 10%, respectively. These assumed rates of growth are required by the Securities and Exchange Commission for illustrative purposes only and are not intended to forecast possible future stock prices.

                                              INDIVIDUAL GRANTS
                       ----------------------------------------------------------------
                                                             MARKET PRICE                     POTENTIAL REALIZABLE
                                    % OF TOTAL              OF UNDERLYING                       VALUE OF ASSUMED
                       NUMBER OF     OPTIONS                SECURITIES ON                        ANNUAL RATES OF
                       SECURITIES   GRANTED TO               THE DATE OF                    STOCK PRICE APPRECIATION
                       UNDERLYING   EMPLOYEES    EXERCISE      GRANT IF                        FOR OPTION TERM(2)
                        OPTIONS     IN FISCAL     PRICE      HIGHER THAN     EXPIRATION   -----------------------------
        NAME            GRANTED      YEAR(1)      ($/SH)    EXERCISE PRICE      DATE           5%              10%
        ----           ----------   ----------   --------   --------------   ----------   -------------   -------------
Luis H. Ferran.......   250,000        28.0%     $  7.50         --           2/09/06     $3,054,375.00   $4,863,750.00
Richard D. Davis.....    50,000(3)      5.6         7.50         --           2/09/06        610,875.00      972,750.00
                         75,000(4)      8.4      12.3125                      4/26/06      1,504,279.69    2,395,396.88
Joel Friedman........    75,000(4)      8.4      12.3125         --           4/26/06      1,504,279.69    2,395,396.88
Wayne P.
  Widynowski.........    45,000(3)      5.0         7.50         --           2/09/06        549,787.50      875,475.00
                         75,000(4)      8.4      12.3125                      4/26/06      1,504,279.69    2,395,396.88
Ronald L. Koons......    30,000(5)      3.4         8.25         --           9/30/06        403,177.50      642,015.00

---------------
(1) The Company granted options to purchase an aggregate of 893,352 shares of Common Stock to its employees in 1996, of which options to purchase an aggregate of 628,350 shares of Common Stock were granted under the 1995 Plan.

(2) Represents the product of (i) the difference between (A) the per-share fair market price at the time of the grant compounded annually at the assumed rate of appreciation over the term of the option, and (B) the per-share exercise price of the option, and (ii) the number of shares underlying the grant at the fiscal year-end.

(3) The option became exercisable in three equal cumulative annual installments commencing on February 9, 1997.

(4) On April 26, 1996 the Compensation Committee granted nonqualified options to each of Messrs. Friedman, Davis and Widynowski to purchase 75,000 shares of Common Stock. These options, which were not granted under the 1995 Plan, have an exercise price of $12.3125 per share, were granted on the same terms and conditions as are provided for in the 1995 Plan, vest in cumulative installments of 18,750 shares on each of the first four anniversaries of the date of grant and expire ten years after the date of grant.

(5) The option becomes exercisable in three equal cumulative annual installments commencing on September 30, 1997.

     Aggregate Option Exercises and Year-End Option Values. Shown below is information relating to the exercise of stock options during 1996 for the Company's executive officers, including the Named Executive Officers, and the year-end value of unexercised options.

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                               SHARES                      UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                              ACQUIRED        VALUE      OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR-END(1)
           NAME              ON EXERCISE   REALIZED(1)   (EXERCISABLE/UNEXERCISABLE)   (EXERCISABLE/UNEXERCISABLE)
           ----              -----------   -----------   ---------------------------   ---------------------------
Joel Friedman..............       0              0                0/ 75,000                          $0/0
Richard D. Davis...........       0              0                0/125,000                     0/ 75,000
Luis H. Ferran.............       0              0                0/250,000                     0/375,000
Wayne P. Widynowski........       0              0                0/120,000                     0/ 67,500
Ronald L. Koons............       0              0                0/ 30,000                     0/ 22,500
G.C.L. Kemp................       0              0                      0/0                           0/0

---------------
(1) Market value of underlying securities of $9.00 per share based on the average of the high and low trading price of the Company's Common Stock on December 31, 1996, minus the aggregate exercise price.

     In addition, during 1996 the Compensation Committee and, after September 1996 the Stock Option Committee, granted pursuant to the 1995 Plan options to purchase an aggregate of 179,350 shares of Common Stock to other key employees of the Company at prices ranging from $7.375 to $12.3125 per share. Each of these options vests in cumulative installments of one-fourth of the number of shares subject thereto on each of the first four anniversaries of the grant date and expires in 2006.

     The Compensation Committee of the Board of Directors made no determination with respect to the 1996 cash compensation of any of the Company's executive officers, all of whose cash compensation was paid pursuant to employment agreements approved by the entire Board of Directors. Options granted to executive officers prior to the Company's initial public offering were granted by the entire Board of Directors pursuant to the 1995 Plan. Options granted to executive officers after the Company's initial public offering were granted by the Compensation Committee of the Board of Directors under the 1995 Plan or pursuant to authority granted to the Committee by the entire Board of Directors.

                            STOCK PERFORMANCE GRAPH

     The following graph depicts the cumulative total return on the Company's Common Stock compared to the cumulative total return for the S&P 500 Index and the Geophysical Index, which was selected by the Company on an industry and line-of-business basis. The graph assumes an investment of $100 on February 6, 1996, when the Company's stock was first traded in a public market. Reinvestment of dividends is assumed in all cases.

        Measurement Period
      (Fiscal Year Covered)              S&P 500          Geophysical           TDGO
Feb 96                                            100                100                100
Mar 96                                            101                118                102
Apr 96                                            102                135                134
May 96                                            105                145                131
Jun 96                                            105                127                122
Jul 96                                            100                124                 92
Aug 96                                            102                138                102
Sep 96                                            108                126                 94
Oct 96                                            110                132                 94
Nov 96                                            119                123                102
Dec 96                                            116                110                102

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to beneficial ownership of Common Stock as of March 31, 1997, by: (i) all persons known to the Company to be the beneficial owner of 5% or more of the outstanding Common Stock; (ii) each director; (iii) each executive officer of the Company; and (iv) all officers and directors of the Company as a group.

                                                                  COMMON STOCK
                                                               BENEFICIALLY OWNED
                                                              --------------------
                                                               NUMBER
                            NAME                              OF SHARES    PERCENT
                            ----                              ---------    -------
Joel Friedman(1)............................................    456,909      3.9%
  599 Lexington Avenue
  New York, New York 10022
Richard D. Davis(2).........................................     49,005        *
Luis H. Ferran(3)...........................................  1,234,249     10.6
  Ninos Heroes, No. 51
  Col. Tepepan
  Mexico, D.F.
Wayne P. Widynowski(4)......................................     33,750        *
Ronald L. Koons(5)..........................................         --       --
G.C.L. Kemp(6)..............................................     45,829        *
Robert P. Andrews(7)........................................    123,859      1.1
Ralph M. Bahna(7)...........................................     15,802        *
Douglas W. Brandrup(7)......................................     20,000        *
Arthur D. Emil(7)...........................................     15,789        *
P. Dennis O'Brien(7)........................................     15,000        *
Emir L. Tavella(7)..........................................     10,000       --
John D. White, Jr. .........................................    152,342      1.3
All officers and directors as a group (13
  persons)(1)(2)(3)(4)(5)(6)(7).............................  2,172,534     18.7

---------------
 *  Less than 1%.

(1) Includes an aggregate of 109,540 shares of Common Stock, of which (a) 21,908 shares are owned by Friedman Enterprises, (b) 43,816 shares are owned by Mr. Friedman's wife, in which shares Mr. Friedman disclaims any beneficial ownership, and (c) 21,908 shares are owned by each of Mr. Friedman's two adult children, in which shares Mr. Friedman disclaims any beneficial ownership. Includes 18,750 shares of Common Stock presently issuable, and excludes 56,250 shares of Common Stock not presently issuable, upon the exercise of a stock option that was not granted under the 1995 Plan (see "Executive Compensation -- Option Grants").

(2) Includes 16,667 shares of Common Stock presently issuable, and excludes 33,333 shares of Common Stock not presently issuable, upon the exercise of a stock option granted under the 1995 Plan. Includes 18,750 shares of Common Stock presently issuable, and excludes 56,250 shares of Common Stock not presently issuable, upon the exercise of a stock option that was not granted under the 1995 Plan (see "Executive Compensation -- Option Grants").

(3) Includes 83,333 shares of Common Stock presently issuable, and excludes 166,667 shares of Common Stock not presently issuable, upon the exercise of a stock option granted under the 1995 Plan (see "Executive
    Compensation -- Option Grants"). Includes 57,394 shares of Common Stock, all of which shares are held in trust by a Mexican bank for Mr. Ferran's benefit. Excludes 15,235 shares of Common Stock owned by Mr. Ferran's wife, all of which shares are held in trust by a Mexican bank for her benefit, and in which shares Mr. Ferran disclaims any beneficial ownership.

(4) Includes 15,000 shares of Common Stock presently issuable, and excludes 30,000 shares of Common Stock not presently issuable, upon the exercise of a stock option granted under the 1995 Plan; includes 18,750 shares of Common Stock presently issuable, and excludes 56,250 shares of Common Stock not presently issuable, upon the exercise of a stock option that was not granted under the 1995 Plan (see "Executive Compensation -- Option Grants").

(5) Excludes 30,000 shares of Common Stock issuable upon the exercise of a stock option granted under the 1995 Plan (see "Executive Compensation -- Option Grants").

(6) Includes 8,705 shares of Common Stock owned by Mr. Kemp's wife.

(7) Includes 10,000 shares of Common Stock presently issuable upon the exercise of stock options granted under the 1995 Plan. Excludes 6,667 shares of Common Stock not presently issuable upon the exercise of a stock option that was not granted under the 1995 Plan (see "Director Compensation").

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company was incorporated in March 1995 and conducted no operations until February 1996, when it consummated its initial public offering (the "Initial Public Offering") and acquired Northern, Geoevaluaciones, Kemp, Paragon (the "Operating Subsidiaries") and PIASA. Simultaneously with the consummation of the Initial Public Offering, the Company acquired in separate transactions, in exchange for cash, notes and shares of Common Stock, the Operating Subsidiaries and PIASA, as described below. Of the approximately $28.7 million of net proceeds to the Company from the Initial Public Offering, (i) approximately $13.8 million was used to pay the cash portion of the purchase price to certain former stockholders of the Operating Subsidiaries and PIASA; and (ii) approximately $5.9 million was used to repay indebtedness of the Operating Subsidiaries, including approximately $1.9 million of indebtedness that was guaranteed by or was owed to certain former stockholders of the Operating Subsidiaries. In addition, the former stockholders of the Operating Subsidiaries and PIASA received an aggregate of 1,599,319 shares of Common Stock having a market value, based on the price to the public in the Initial Public Offering of $7.50 per share, of approximately $12.0 million in the aggregate.

     Under a stock purchase agreement (the "Geoevaluaciones Stock Purchase Agreement"), the Company purchased from Mr. Ferran, his wife, his father-in-law and his mother-in-law (collectively, the "Former Geoevaluaciones Stockholders") all of the issued and outstanding shares of capital stock of Geoevaluaciones. In connection with this acquisition, the Company entered into a separate non-competition agreement with each of the Former Geoevaluaciones Stockholders (collectively, the "Geoevaluaciones Non-Competition Agreement"). The Geoevaluaciones Stock Purchase Agreement and the Geoevaluaciones Non-Competition Agreement were entered into on the basis of arm's-length negotiations among the Former Geoevaluaciones Stockholders and, on behalf of the Company, Messrs. Friedman and White. Neither the Company nor the Former Geoevaluaciones Stockholders obtained an appraisal of Geoevaluaciones or such non-competition covenants in connection with this transaction; at September 30, 1995, the net book value of Geoevaluaciones was approximately $2.1 million. Pursuant to the Geoevaluaciones Stock Purchase Agreement, the Company paid to the Former Geoevaluaciones Stockholders: (i) $2.45 million in cash at closing; and (ii) $1.0 million by delivery at closing of four promissory notes, payable in installments at six, 12, 18 and 24 months after the closing in the following aggregate amounts (which amounts include interest at 8% per annum): $290,000, $280,000, $270,000 and $260,000, respectively. Pursuant to the Geoevaluaciones Non-Competition Agreement, the Company paid to the Former Geoevaluaciones
Stockholders: (i) 100,000 shares of Common Stock that was issued at closing to trusts with Mexican banks for the benefit of the Former Geoevaluaciones Stockholders, and is to be released February 9, 1998; and (ii) $1.9 million, reduced by the amount of any liabilities Geoevaluaciones had not disclosed to the Company and by any amount paid by Geoevaluaciones to settle or otherwise in connection with Geoevaluaciones' dispute with a supplier, such portion of the consideration consisting of (a) $1.0 million in cash that was deposited at the closing in a bank account, and which, subject to any such reduction, may be disbursed only upon the approval of (1) either Mr. Ferran or another Former Geoevaluaciones Stockholder, and (2) either Mr. Friedman or Mr. White; and (b) 117,647 shares of Common Stock that were delivered at closing to trusts with Mexican banks for the benefit of the Former Geoevaluaciones Stockholders, and which may not be released until June 30, 1997 and then only upon the approval of a designated representative of the Former Geoevaluaciones Stockholders and Mr. Friedman. Mr. Ferran entered into an employment agreement with the Company and serves as Executive Vice President -- Latin American Operations, President of Geoevaluaciones and a director of the Company. In addition, Mr. Ferran may receive, pursuant to the Geoevaluaciones Non-Competition Agreement, as described above, up to a maximum of 57,394 of the shares of Common Stock payable to the Former Geoevaluaciones

Stockholders. Of the amounts paid by the Company to the Former Geoevaluaciones Stockholders, Mr. Ferran received, as described above, $645,167 in cash, a note in the principal amount of $263,333, with interest of 8% per annum thereon payable over two years, and will receive up to $263,334 in cash that may not be released until June 30, 1997 (see "-- Employment Agreements; Non-Competition Agreements" and "Security Ownership of Certain Beneficial Owners and Management").

     Under a stock purchase agreement, the Company purchased from Messrs. Andrews, Ferran and five other stockholders of PIASA all of the issued and outstanding shares of capital stock of PIASA for approximately $300,000, consisting of $60,000 in cash and approximately 28,235 shares of Common Stock. The stock purchase agreement with the former stockholders of PIASA was entered into on the basis of arm's-length negotiations among Mr. Andrews, the President and Chairman of the Board of PIASA, and Mr. Ferran, a director and Secretary of PIASA, on behalf of the former stockholders of PIASA, and Messrs. Friedman and White, on behalf of the Company. Neither the Company nor PIASA obtained an appraisal of PIASA in connection with this transaction; at September 30, 1995, the net book value of PIASA was approximately $288,000. Mr. Ferran received 9,176 shares of Common Stock and $19,500 in connection with the sale of PIASA, and Mr. Andrews received 10,588 shares of Common Stock and $22,500 in connection with the sale of PIASA.

     Under an asset purchase agreement between Northern's predecessor ("Old Northern") and the Company, the Company purchased substantially all of Old Northern's assets related to its land-based seismic data acquisition business. Neither the Company nor Old Northern obtained an appraisal of the assets of Old Northern to be acquired by the Company in connection with this transaction; at September 30, 1995, the net book value of such assets was approximately $2.0 million. Such asset purchase agreement was the result of arm's-length negotiations among representatives of the Company and representatives of Old Northern. The aggregate consideration paid by the Company was $10.9 million in cash. Wayne P. Widynowski, the Vice President of Marketing of Old Northern, entered into an employment agreement with the Company and serves as Executive Vice President and Chief Operating Officer of the Company and as President of Northern (see "-- Employment Agreements; Non-Competition Agreements," and "Security Ownership of Certain Beneficial Owners and Management").

     Under a merger agreement among Paragon, the Company and a subsidiary of the Company, Paragon merged with the subsidiary with Paragon being the surviving entity (the "Paragon Merger"). Mr. Friedman, two other individuals and members of their respective immediate families (the "Former Paragon Stockholders" ) each owned one-third of the issued and outstanding capital stock of Paragon. In August 1994, Paragon purchased all of the net assets of Paragon Geophysical, Inc., an Ohio corporation, for $1.1 million in cash and, in addition, assumed long-term liabilities of $1.9 million. To finance the purchase, Paragon borrowed $1.1 million from a commercial bank that was guaranteed by the Former Paragon Stockholders and the Former Paragon Stockholders contributed approximately $150,000 in cash. The Former Paragon Stockholders received approximately 1,314,261 shares of Common Stock in connection with the Paragon Merger. In addition, the Company assumed an aggregate of $4.8 million of Paragon's debt, of which $1.7 million had been personally guaranteed by Mr. Friedman and certain other Former Paragon Stockholders. All of this debt was repaid upon consummation of the Initial Public Offering with a portion of the net proceeds therefrom. The terms of the Paragon Merger were not determined through arm's-length negotiations and may have been significantly greater than would have resulted from arm's-length negotiations. The Company did not obtain an appraisal of Paragon in connection with the Paragon Merger; at September 30, 1995, the net book value of Paragon was negative by approximately $496,000. Mr. Friedman, who, prior to the Paragon Merger, was the President and Chief Executive Officer of the Company and Chairman of the Board and Chief Executive Officer of Paragon, together with members of his family, owns a total of 438,159 shares of Common Stock as a result of the Paragon Merger. Mr. White, who, prior to the Paragon Merger, was acting Chief Financial Officer of Paragon, served as Executive Vice President, Chief Financial Officer, Secretary, Treasurer and a director of the Company until September 30, 1996. In connection with the Paragon Merger, Messrs. Friedman and White entered into employment agreements. Mr. White entered into a termination agreement with the Company following his resignation in September 1996, as described below.

     Under a stock purchase agreement among G.C.L. Kemp and his wife (the "Former Kemp Stockholders") and the Company (the "Kemp Stock Purchase Agreement"), the Company purchased all of the issued and outstanding shares of capital stock of Kemp. The Kemp Stock Purchase Agreement was entered into on the basis of arm's-length negotiations among G.C.L. Kemp, on behalf of the Former Kemp Stockholders, and Messrs. Friedman and White, on behalf of the Company, and the consideration payable to the Former Kemp Stockholders thereunder represents the value the Former Kemp Stockholders deemed appropriate for their business. Neither the Company nor the Former Kemp Stockholders obtained an appraisal of Kemp in connection with this transaction; at September 30, 1995 the net book value of Kemp was $422,000. The aggregate consideration paid by the Company to the Former Kemp Stockholders, as modified by amendments in June 1996, was approximately $919,000, consisting of $625,000 in cash and $294,000 paid by delivery of 39,176 shares of Common Stock. In addition, the Company assumed and repaid approximately $152,000 in debt owed by Kemp, of which $135,000 was guaranteed by Mr. Kemp. In addition, the Company assumed $50,000 of debt owed by Kemp to Mr. Kemp, of which $25,000 was forgiven by Mr. Kemp in June 1996. Mr. Kemp entered into an employment agreement pursuant to which he serves as a Vice President of the Company.

     Mr. Andrews is the sole stockholder of The Andrews Group International, Inc. ("Andrews Group") which, through its Mexican affiliate, A.G.I. Mexicana, S.A. de C.V. ("A.G.I. Mexicana") (collectively, the "Andrews Companies"), acts as the exclusive representative for several companies in Mexico, including Input/Output, Inc. and Landmark Graphics Corporation. Geoevaluaciones and PIASA purchase goods and services from A.G.I. Mexicana and during 1996 such purchases totalled approximately $635,000. In addition, as of December 31, 1996 PIASA owed A.G.I. Mexicana $65,000 for goods and services purchased prior to the Initial Public Offering. The Company also leased approximately 1,000 channels of 3-D seismic data acquisition equipment and geophones from Andrews Group under two separate six-month lease agreements with automatic monthly renewals that provided for deposits of approximately $293,000 and $77,000, respectively, and for monthly payments of approximately $110,000 and $29,000, respectively. The leases provided the Company with options to purchase the equipment for approximately $2,445,000 and $642,000, respectively, subject to offsets of 80% of the rental payments during the six months ended March 1, 1997 and a 10% discount if the options were exercised during such period. The Company used a portion of the proceeds of its December 1996 public offering to exercise such options and purchase the equipment for $2,942,000. The Company anticipates that it will continue to purchase goods and services from the Andrews Companies. The Company believes that the past transactions with the Andrews Companies have been, and that any future transactions with the Andrews Companies will be, on terms no less favorable to the Company than could be obtained from an unaffiliated third party.

     The Company agreed to pay to a consulting company owned by Mr. White $250,000 for financial advisory and other consulting services in connection with the structuring, negotiation and consummation of the acquisitions of the Operating Subsidiaries and PIASA, of which $125,000 was paid upon the consummation the Initial Public Offering and $125,000 was paid on January 3, 1997. In connection with Mr. White's resignation as an executive officer of the Company and the termination of his employment agreement on October 1, 1996, the Company agreed to pay Mr. White $200,000 in January 1997 plus $5,000 per month through December 31, 1998, the expiration date of the employment agreement, to provide him with office space in the Company's New York City facility through December 31, 1997, provided he does not serve as an officer of a competitor of the Company during that period, and to provide him with certain insurance benefits through December 31, 1998. In exchange therefor, Mr. White rendered financial and advisory services to the Company in connection with its December 1996 public offering and the acquisition of J.R.S. Exploration Company, Limited.

     The Company leases space in New York City at an annual base rental of $165,000 to provide offices for Messrs. Friedman and White. Mr. Friedman has agreed to reimburse the Company for any amounts under the lease that are payable with respect to space that is not utilized by him and Mr. White and which have not been paid by sub-lessees.

     For information concerning legal fees paid to Kramer Levin, to which firm Mr. Emil is of counsel, see "Information Concerning Directors and Nominees".

                                 PROPOSAL NO. 2

  3-D GEOPHYSICAL, INC. 1997 LONG-TERM STOCK INCENTIVE PLAN AND GRANT OF STOCK
                        OPTIONS TO INDEPENDENT DIRECTORS

     There will be presented to the 1997 Annual Meeting a proposal to approve the 1997 Plan and the grant by the Stock Option Committee on September 30, 1996 to each non-employee director of the Company (Messrs. Andrews, Bahna, Brandrup, Emil, O'Brien and Tavella) of a nonqualified ten-year option to purchase 6,667 shares of Common Stock at an exercise price of $8.50 per share (collectively, the "Independent Director Options"). The 1997 Plan was adopted by the Board of Directors on February 3, 1997, subject to stockholder approval at the Annual Meeting. The 1997 Plan, if adopted, will supersede the 1995 Plan (together with the 1997 Plan, the "Plans").

     The following summary description, insofar as it relates to the 1997 Plan, is qualified in its entirety by reference to the full text of the 1997 Plan, which is set forth in Exhibit A attached to this Proxy Statement.

THE 1997 PLAN

     The purpose of the 1997 Plan is to provide certain directors, officers and other key employees and consultants of the Company and its subsidiaries, as the Board and the Stock Option Committee shall in its discretion select, with additional incentives by providing them with the opportunity to increase their ownership interests in the Company. The 1997 Plan, like the 1995 Plan, is designed to attract and retain qualified persons as directors, officers and key employees of the Company so as to maintain and enhance the Company's long-term performance. As of December 31, 1996, options to purchase an aggregate of 628,350 shares of Common Stock had been granted under the 1995 Plan, leaving 91,650 shares of Common Stock reserved for issuance upon the grant of options under the 1995 Plan. Thus, the Board of Directors unanimously adopted the 1997 Plan as being in the best long-term interest of the Company and its stockholders. The maximum number of shares of Common Stock subject to awards granted under the 1997 Plan is 750,000 shares, which may be authorized and unissued shares, treasury shares or shares acquired by the Company for purposes of the 1997 Plan. Shares of Common Stock which are attributable to awards which have expired, terminated or been cancelled or forfeited during any calendar year, in addition to shares in respect of which a stock appreciation right ("SAR") is settled for cash or shares tendered in payment upon the exercise of an option or SAR, are available for issuance or use in connection with future awards. In the event of a stock split, stock dividend, recapitalization or the like, the Stock Option Committee will equitably adjust the number of shares available under the 1997 Plan subject to outstanding awards and the exercise prices of outstanding awards.

     Awards under the 1997 Plan are granted by the Board or the Stock Option Committee and may include: (i) options to purchase shares of Common Stock, including incentive stock options ("ISOs"), nonqualified stock options or both;
(ii) SARs, whether in conjunction with the grant of stock options or independent of such grant; (iii) restricted stock; (iv) restricted stock units; (v) dividend equivalent rights; and (vi) other stock-based awards. To the extent necessary to comply with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), awards granted under the 1997 Plan are not assignable or transferable except by the laws of descent and distribution.

     The Stock Option Committee consists of two or more "Non-Employee Directors" as defined under Rule 16b-3 promulgated under the Exchange Act. The Board and the Stock Option Committee are authorized, among other things, to: (i) construe, interpret and implement the provisions of the 1997 Plan; (ii) select the persons entitled to receive awards under the 1997 Plan; (iii) determine the form of awards; (iv) determine the number of shares of Common Stock covered by an award; and (v) determine the terms and conditions of awards, including any restrictions or limitations on transfer, any vesting schedules or the acceleration thereof and any forfeiture provisions or waivers thereof. The determinations of the Board and the Stock Option Committee are made in their sole discretion and are conclusive.

     All options and SARs not yet exercised shall terminate upon termination of the grantee's employment for cause. Unless the Stock Option Committee otherwise specifies: (i) if a grantee's employment terminates for reasons other than cause, disability or death, the grantee's options or SARs, or both, generally will remain exercisable for 90 days after termination to the extent that they were exercisable at termination, but will not be exercisable after the scheduled expiration date of the award; and (ii) if a grantee's employment terminates by reason of death or disability, the grantee's options or SARs, or both, generally will remain exercisable for one year after termination to the extent that they were exercisable at termination, but will not be exercisable after the scheduled expiration date of the award. If a grantee's employment terminates for any reason, the Company generally will have the right to require forfeiture of restricted shares in exchange for any amount paid by the grantee for such shares.

     Unless sooner terminated by the Board of Directors, the provisions of the 1997 Plan with respect to the grant of incentive stock options shall terminate on February 26, 2007. All awards made under the 1997 Plan prior to its termination shall remain in effect until they are satisfied or terminated. The Board of Directors may, without stockholder approval, suspend, discontinue, revise or amend the 1997 Plan at any time or from time to time; provided, however, that stockholder approval shall be obtained for any amendment for which such approval is required by Section 422 of the Code or under other applicable law. The Stock Option Committee may amend any outstanding award, including, without limitation, by amendment which would accelerate the time or times at which the award becomes unrestricted or may be exercised, or waive or amend any goals, restrictions or conditions on the award.

     In the event of a merger or consolidation of the Company with or into any other corporation or entity, outstanding awards shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Stock Option Committee determines, in the exercise of its sole discretion, to accelerate the date on which an award becomes exercisable or fully vested. In the absence of an assumption or substitution of awards, awards shall, to the extent not exercised, terminate as of the date of the closing of the merger.

GRANTS UNDER THE 1997 PLAN

     Stock Options. Each stock option granted under the 1997 Plan will be exercisable during the period fixed by the Stock Option Committee; however, no incentive stock option shall be exercisable more than ten years after the date of grant. Unless the Stock Option Committee expressly provides otherwise, an option will become exercisable as to 25% of the shares subject thereto on each of the first through fourth anniversaries of the grant. The purchase price per share payable upon the exercise of an option (the "option purchase price") will be established by the Stock Option Committee, provided that the option exercise price of an ISO shall not be less than 100% of the fair market value of a share of the Common Stock on the date of grant. The option exercise price is payable in cash, or by surrender of shares of Common Stock acquired at least six months prior to the option exercise date and having a fair market value on the date of the exercise equal to part or all of the option exercise price, or by such other payment method as the Stock Option Committee may prescribe.

     Stock Appreciation Rights. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the 1997 Plan. Generally, no SAR will be exercisable at a time when any option to which it relates is not exercisable. The grantee of an SAR has the right to surrender the SAR and to receive from the Company an amount equal to the aggregate appreciation (over the exercise price of such right, or over the option exercise price if the SAR is granted in connection with an option) in the shares of Common Stock in respect of which such SAR is being exercised. Payment due upon exercise of an SAR may be in cash, in Common Stock, or partly in each, as determined by the Stock Option Committee in its discretion.

     Dividend Equivalent Rights. The Stock Option Committee may include in any award a dividend equivalent right entitling the grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such award is outstanding, unexercised or not vested, on the shares of Common Stock covered by such award if the such shares were then outstanding. The Stock Option Committee shall determine whether such payments may be made in cash, in shares of Common Stock or in another form, whether they shall be conditioned upon the exercise of the award to which they relate and such other terms and conditions as the Stock Option Committee shall deem appropriate.

     Restricted Stock. The Stock Option Committee may grant restricted shares of Common Stock to such key persons, in such amounts and subject to such terms and conditions (which may depend upon or be related to performance goals and other conditions) as the Stock Option Committee shall determine in its discretion. Certificates for the shares of Common Stock covered by a restricted stock award will remain in the possession of the Company until such shares are free of restrictions. Subject to the applicable restrictions, the grantee has the rights of a stockholder with respect to the restricted stock.

     Restricted Stock Units. The Stock Option Committee may grant restricted stock units to such key persons, in such amounts and subject to such terms and conditions as the Stock Option Committee shall determine in its discretion. At the time of grant, the Stock Option Committee shall specify the date or dates on which the restricted stock units shall become fully vested and nonforfeitable. On the maturity date, the grantee shall be entitled to one unrestricted, fully transferable share of Common Stock for each restricted stock unit scheduled to be paid out on such date. The purchase price, if any, to be paid by the grantee for such shares of Common Stock will be determined by the Stock Option Committee.

     Other Stock-Based Awards. The Board of Directors may authorize other types of stock-based awards, which the Stock Option Committee may grant to such key persons, in such amounts and subject to such terms and conditions as the Stock Option Committee shall determine in its sole discretion.

     No award or right granted to any person under the 1997 Plan shall be assignable or transferable other than by will or by the laws of descent and distribution.

FEDERAL INCOME TAX CONSEQUENCES OF THE PLANS

     The description of Federal tax consequences set forth below is necessarily general in nature and does not purport to be complete.

     There are generally no Federal tax consequences either to the grantee or the Company upon the grant of a stock option. On exercise of an ISO the grantee will not recognize any income, and the Company will not be entitled to a deduction for tax purposes, although such exercise may give rise to liability for the grantee under the alternative minimum tax provisions of the Code. However, if the grantee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the grantee will recognize compensation income, and the Company will be entitled to a deduction for tax purposes in the same amount, equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the option exercise price (or the gain on sale, if less); the remainder of the gain to the grantee will be treated as capital gain. Otherwise, the Company will not be entitled to any deduction for tax purposes upon disposition of such shares, and the entire gain for the grantee will be treated as a capital gain. On the exercise of a nonqualified stock option, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option exercise price will generally be taxable to the grantee as compensation income, and will generally be deductible for tax purposes by the Company. The disposition of shares of Common Stock acquired upon exercise of a non-qualified stock option will generally result in a capital gain or loss for the grantee, but will have no tax consequences for the Company.

     The grant of an SAR, a dividend equivalent right, restricted stock or a restricted stock unit generally will not result in income for the grantee or in a tax deduction for the Company. Upon the settlement of such a right or unit and upon the vesting of restricted stock, the grantee will recognize ordinary income equal to the fair market value of any shares of Common Stock and/or any cash received, and the Company will be entitled to a tax deduction in the same amount. With respect to an award of restricted stock, the grantee may elect to recognize ordinary income equal to the fair market value of the shares less any amount paid for them at the time of grant, and the Company will be entitled to a tax deduction in the same amount. Dividends paid on forfeitable restricted shares are treated as compensation for Federal tax purposes. A grant of unrestricted shares of Common Stock will result in income for the grantee, and a tax deduction for the Company, generally equal to the fair market value of such shares less any amount paid for them.

     Limitations on the Company's Compensation Deduction. Section 162(m) of the Code limits the deduction which the Company may take for otherwise deductible compensation payable to certain executive officers to the extent that compensation paid to such officers for a year exceeds $1 million, unless such compensation meets certain criteria. Although the Company believes that compensation realized from stock options and stock appreciation rights granted under the 1997 Plan generally will satisfy the requirements of Section 162(m) of the Code, there is no assurance such awards will satisfy such requirements. In addition, because other awards under the 1997 Plan will generally not meet the requirements of Section 162(m) of the Code, the deduction attributable to any compensation realized under any such awards to the affected executive officers may be limited under Section 162(m) of the Code.

THE INDEPENDENT DIRECTOR OPTIONS

     The Independent Director Options, which were not granted pursuant to the 1995 Plan, vested in full on February 6, 1997, subject to the approval of the Company's stockholders at the Annual Meeting. The purpose of the Independent Director Options is to retain qualified persons as non-employee directors of the Company so as to maintain and enhance the Company's long-term performance. The Independent Director Options were also granted in response to the expectation of certain directors that they would be entitled to exercise options to purchase an aggregate of 10,000 shares of Common Stock after having served on the Board of Directors for one year. Each of the Independent Director Options provides for an exercise price of $8.50 per share of Common Stock. On April 9, 1997, the closing price of the Common Stock on the Nasdaq National Market was $5.625 per share.

VOTING ON PROPOSAL

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon is required for approval of the 1997 Plan and the grant of the Independent Director Options.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE 1997 PLAN AND THE GRANT OF THE INDEPENDENT DIRECTOR OPTIONS.

                                 PROPOSAL NO. 3

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed Coopers & Lybrand as independent accountants to audit the financial statements of the Company for the fiscal year ending December 31, 1997, subject to ratification by the stockholders at the Annual Meeting. If the stockholders reject the appointment, the Board of Directors will reconsider its selection. If the stockholders ratify the appointment, the Board of Directors, in its sole discretion, may still direct the appointment of new independent accountants at any time during the year if the Board of Directors believe that such a change would be in the best interests of the Company.

     Coopers & Lybrand has audited the Company's consolidated financial statements since the Company's inception in 1995. The Company has been advised that a representative of Coopers & Lybrand will be present at the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon is required for ratification of the appointment of Coopers & Lybrand as the Company's independent accountants for the fiscal year ending December 31, 1997.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                           PROPOSALS BY STOCKHOLDERS

     Any proposal which a stockholder proposes to present at the Company's 1998 Annual Meeting of Stockholders must be received in writing at the Company's principal executive offices, 7076 South Alton Way, Building H, Englewood, Colorado 80112, Attention: Secretary, by no later than January 15, 1998, if such proposal is to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting, which meeting the Company expects will be held in May, 1998. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission. Stockholders of the Company who intend to bring business before the meeting must also comply with the applicable procedures set forth in the Company's By-laws. The Company will furnish copies of such By-law provisions upon written request to the Secretary at the aforementioned address.

                        1996 ANNUAL REPORT AND FORM 10-K

     A copy of the 1996 Annual Report to Stockholders accompanies this Proxy Statement. The Annual Report incorporates the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the Securities and Exchange Commission, and contains information concerning the Company and its operations.

                                 OTHER BUSINESS

     The Annual Meeting is being held for the purposes set forth in the Notice which accompanies this Proxy Statement. The Board is not presently aware of any business to be transacted at the Annual Meeting other than as set forth in the Notice but, if any such matter comes before the Annual Meeting, the proxies named in the accompanying proxy card will vote in their discretion on such matter.

                                          By Order of the Board of Directors,

                                          /s/ JOEL FRIEDMAN
                                          JOEL FRIEDMAN
                                          Chairman of the Board

Englewood, Colorado
April 25, 1997

                                3-D GEOPHYSICAL

                      1997 LONG-TERM STOCK INCENTIVE PLAN

                               TABLE OF CONTENTS

                                                                    PAGE
                                                                    ----
                               ARTICLE I
                                GENERAL

1.1   Purpose.....................................................    1
1.2   Administration..............................................    1
1.3   Persons Eligible for Awards.................................    1
1.4   Types of Awards Under Plan..................................    2
1.5   Shares Available for Awards.................................    2
1.6   Definitions of Certain Terms................................    2

                               ARTICLE II
                         AWARDS UNDER THE PLAN

2.1   Agreements Evidencing Awards................................    3
2.2   No Rights as a Shareholder..................................    3
2.3   Grant of Stock Options, Stock Appreciation Rights and
        Dividend Equivalent Rights................................    3
2.4   Exercise of Options and Stock Appreciation Rights...........    5
2.5   Termination of Employment; Death............................    5
2.6   Grant of Restricted Stock...................................    6
2.7   Grant of Restricted Stock Units.............................    6
2.8   Other Stock-Based Awards....................................    7
2.9   Grant of Dividend Equivalent Rights.........................    7
2.10  Right of Recapture..........................................    7

                              ARTICLE III
                             MISCELLANEOUS

3.1   Amendment of the Plan; Modification of Awards...............    8
3.2   Tax Withholding.............................................    8
3.3   Restrictions................................................    8
3.4   Nonassignability............................................    9
3.5   Requirement of Notification of Election Under Section 83(b)
        of the Code...............................................    9
3.6   Requirement of Notification Upon Disqualifying Disposition
        Under Section 421(b) of the Code..........................    9
3.7   Change in Control...........................................    9
3.8   Right of Discharge Reserved.................................   10
3.9   Nature of Payments..........................................   10
3.10  Non-Uniform Determinations..................................   10
3.11  Other Payments or Awards....................................   10
3.12  Section Headings............................................   10
3.13  Effective Date and Term of Plan.............................   10
3.14  Governing Law...............................................   11

                                   ARTICLE I

                                    GENERAL
1.1  PURPOSE

     The purpose of the 3-D Geophysical 1997 Long-Term Stock Incentive Plan (the "Plan") is to provide for officers, other employees and directors of, and consultants to, 3-D Geophysical, Inc. (the "Company") and its subsidiaries an incentive (a) to enter into and remain in the service of the Company or its subsidiaries, (b) to enhance the long-term performance of the Company and its subsidiaries, and (c) to acquire a proprietary interest in the success of the Company and its subsidiaries.

1.2  ADMINISTRATION

     1.2.1 Subject to Section 1.2.6, the Plan shall be administered by the Compensation Committee (the "Committee") of the board of directors of the Company (the "Board"), which shall consist of not less than two directors. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "1934 Act"), all actions relating to awards to persons subject to Section 16 of the 1934 Act shall be taken by the Board unless each person who serves on the Committee is a "non-employee director" within the meaning of Rule 16b-3 or such actions are taken by a sub-committee of the Committee (or the Board) comprised solely of "non-employee directors". To the extent required for compensation realized from awards under the Plan to be deductible by the Company pursuant to section 162(m) of the Internal Revenue Code of 1986 (the "Code"), the members of the Committee shall be "outside directors" within the meaning of section 162(m).

     1.2.2 The Committee shall have the authority (a) to exercise all of the powers granted to it under the Plan, (b) to construe, interpret and implement the Plan and any Plan Agreements executed pursuant to Section 2.1, (c) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) to make all determinations necessary or advisable in administering the Plan, (e) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, and (f) to amend the Plan to reflect changes in applicable law.

     1.2.3 Actions of the Committee shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

     1.2.4 The determination of the Committee on all matters relating to the Plan or any Plan Agreement shall be final, binding and conclusive.

     1.2.5 No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

     1.2.6 Notwithstanding anything to the contrary contained herein: (a) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board; and (b) the Board may, in its sole discretion, at any time and from time to time, grant awards or resolve to administer the Plan. In either of the foregoing events, the Board shall have all of the authority and responsibility granted to the Committee herein.

1.3  PERSONS ELIGIBLE FOR AWARDS

     Awards under the Plan may be made to such directors, officers and other employees of the Company and its subsidiaries (including prospective employees conditioned on their becoming employees), and to such consultants to the Company and its subsidiaries (collectively, "key persons") as the Committee shall in its discretion select.

1.4  TYPES OF AWARDS UNDER PLAN

     Awards may be made under the Plan in the form of (a) incentive stock options (within the meaning of section 422 of the Code), (b) nonqualified stock options, (c) stock appreciation rights, (d) dividend equivalent rights, (e) restricted stock, (f) restricted stock units and (g) other stock-based awards, all as more fully set forth in Article II. The term "award" means any of the foregoing. No incentive stock option may be granted to a person who is not an employee of the Company on the date of grant.

1.5  SHARES AVAILABLE FOR AWARDS

     1.5.1 The total number of shares of common stock of the Company, par value $0.01 per share ("Common Stock"), which may be transferred pursuant to awards granted under the Plan shall not exceed 750,000 shares. Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company's treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

     1.5.2 Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding award, the number of shares available for awards, the number of shares that may be subject to awards to any one employee, and the price per share of Common Stock covered by each such outstanding award shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an award. After any adjustment made pursuant to this Section 1.5.2, the number of shares subject to each outstanding award shall be rounded to the nearest whole number.

     1.5.3 Except as provided in this Section 1.5 and in Section 2.2.8, there shall be no limit on the number or the value of the shares of Common Stock that may be subject to awards to any individual under the Plan.

1.6  DEFINITIONS OF CERTAIN TERMS

     1.6.1 The "Fair Market Value" of a share of Common Stock on any day shall be determined as follows.

          (a) If the principal market for the Common Stock (the "Market") is a national securities exchange or the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market, the last sale price or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of Common Stock as reported for such Market on such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date;

          (b) If the Market is the NASDAQ National List, the NASDAQ Supplemental List or another market, the average of the high bid and low asked price for Common Stock on the applicable date, or, if no such quotations shall have been made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date; or,

          (c) In the event that neither paragraph (a) nor (b) shall apply, the Fair Market Value of a share of Common Stock on any day shall be determined in good faith by the Committee.

     1.6.2 The term "incentive stock option" means an option that is intended to qualify for special federal income tax treatment pursuant to sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Plan Agreement. Any option that is not specifically designated as an incentive stock option shall under no circumstances be considered an incentive stock option. Any option that is not an incentive stock option is referred to herein as a "nonqualified stock option."

     1.6.3 The term "employment" means, in the case of a grantee of an award under the Plan who is not an employee of the Company, the grantee's association with the Company or a subsidiary as a director, consultant or otherwise.

     1.6.4 A grantee shall be deemed to have a "termination of employment" upon ceasing to be employed by the Company and all of its subsidiaries or by a corporation assuming awards in a transaction to which section 425(a) of the Code applies. The Committee may in its discretion determine (a) whether any leave of absence constitutes a termination of employment for purposes of the Plan, (b) the impact, if any, of any such leave of absence on awards theretofore made under the Plan, and (c) when a change in a non-employee's association with the Company constitutes a termination of employment for purposes of the Plan. The Committee shall have the right to determine whether the termination of a grantee's employment is a dismissal for cause and the date of termination in such case, which date the Committee may retroactively deem to be the date of the action that is cause for dismissal. Such determinations of the Committee shall be final, binding and conclusive.

     1.6.5 The term "cause," when used in connection with termination of a grantee's employment, shall have the meaning set forth in any then-effective employment agreement between the grantee and the Company or a subsidiary thereof. In the absence of such an employment agreement, "cause" means: (a) conviction of any crime (whether or not involving the Company) constituting a felony in the jurisdiction involved; (b) engaging in any substantiated act involving moral turpitude; (c) engaging in any act which, in each case, subjects, or if generally known would subject, the Company to public ridicule or embarrassment; (d) material violation of the Company's policies, including, without limitation, those relating to sexual harassment or the disclosure or misuse of confidential information; (e) serious neglect or misconduct in the performance of the grantee's duties for the Company or a subsidiary or willful or repeated failure or refusal to perform such duties; in each case as determined by the Committee, which determination shall be final, binding and conclusive.

                                   ARTICLE II

                             AWARDS UNDER THE PLAN

2.1  AGREEMENTS EVIDENCING AWARDS

     Each award granted under the Plan (except an award of unrestricted stock) shall be evidenced by a written agreement ("Plan Agreement") which shall contain such provisions as the Committee in its discretion deems necessary or desirable. By accepting an award pursuant to the Plan, a grantee thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Plan Agreement.

2.2  NO RIGHTS AS A SHAREHOLDER

     No grantee of an option or stock appreciation right (or other person having the right to exercise such award) shall have any of the rights of a shareholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares. Except as otherwise provided in Section 1.5.3, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

2.3 GRANT OF STOCK OPTIONS, STOCK APPRECIATION RIGHTS AND DIVIDEND EQUIVALENT RIGHTS

     2.3.1 The Committee may grant incentive stock options and nonqualified stock options (collectively, "options") to purchase shares of Common Stock from the Company, to such key persons, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion, subject to the provisions of the Plan.

     2.3.2 The Committee may grant stock appreciation rights to such key persons, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion, subject to the provisions of the Plan. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Plan. A stock appreciation right granted in connection with a nonqualified stock option may be granted at or after the time of grant of such option. A stock appreciation right granted in connection with an incentive stock option may be granted only at the time of grant of such option.

     2.3.3 The grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Plan Agreement, to receive from the Company an amount equal to (a) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over (b) the exercise price of such right as set forth in the Plan Agreement (or over the option exercise price if the stock appreciation right is granted in connection with an option), multiplied by (c) the number of shares with respect to which the stock appreciation right is exercised. Payment upon exercise of a stock appreciation right shall be in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, all as the Committee shall determine in its discretion. Upon the exercise of a stock appreciation right granted in connection with an option, the number of shares subject to the option shall be correspondingly reduced by the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of an option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be correspondingly reduced by the number of shares with respect to which the option is exercised.

     2.3.4 Each Plan Agreement with respect to an option shall set forth the amount (the "option exercise price") payable by the grantee to the Company upon exercise of the option evidenced thereby. The option exercise price per share shall be determined by the Committee in its discretion; provided, however, that the option exercise price of an incentive stock option shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted, and provided further that in no event shall the option exercise price be less than the par value of a share of Common Stock.

     2.3.5 Each Plan Agreement with respect to an option or stock appreciation right shall set forth the periods during which the award evidenced thereby shall be exercisable, whether in whole or in part. Such periods shall be determined by the Committee in its discretion; provided, however, that no incentive stock option (or a stock appreciation right granted in connection with an incentive stock option) shall be exercisable more than 10 years after the date of grant.

     2.3.6 The Committee may in its discretion include in any Plan Agreement with respect to an option (the "original option") a provision that an additional option (the "additional option") shall be granted to any grantee who, pursuant to Section 2.4.3(b), delivers shares of Common Stock in partial or full payment of the exercise price of the original option. The additional option shall be for a number of shares of Common Stock equal to the number thus delivered, shall have an exercise price equal to the Fair Market Value of a share of Common Stock on the date of exercise of the original option, and shall have an expiration date no later than the expiration date of the original option. In the event that a Plan Agreement provides for the grant of an additional option, such Agreement shall also provide that the exercise price of the original option be no less than the Fair Market Value of a share of Common Stock on its date of grant, and that any shares that are delivered pursuant to Section 2.4.3(b) in payment of such exercise price shall have been held for at least six months.

     2.3.7 To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which incentive stock options granted under this Plan and all other plans of the Company and any subsidiary are first exercisable by any employee during any calendar year shall exceed the maximum limit (currently, $100,000), if any, imposed from time to time under section 422 of the Code, such options shall be treated as nonqualified stock options.

     2.3.8 Notwithstanding the provisions of Sections 2.3.4 and 2.3.5, to the extent required under section 422 of the Code, an incentive stock option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of section 422(b)(6) of the Code) unless (a) at the time such incentive stock option is granted the option exercise price is at least 110% of the Fair Market Value of the shares subject thereto and (b) the incentive stock option by its terms is not exercisable after the expiration of 5 years from the date it is granted.

2.4  EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

     Subject to the provisions of this Article II, each option or stock appreciation right granted under the Plan shall be exercisable as follows:

     2.4.1 Unless the applicable Plan Agreement otherwise provides, an option or stock appreciation right shall become exercisable in four substantially equal installments, on each of the first, second, third and fourth anniversaries of the date of grant, and each installment, once it becomes exercisable, shall remain exercisable until expiration, cancellation or termination of the award.

     2.4.2 Unless the applicable Plan Agreement otherwise provides, an option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such award is then exercisable (but, in any event, only for whole shares). A stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised. An option or stock appreciation right shall be exercised by the filing of a written notice with the Company, on such form and in such manner as the Committee shall prescribe.

     2.4.3 Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased. Such payment shall be made: (a) by certified or official bank check (or the equivalent thereof acceptable to the Company) for the full option exercise price; or (b) unless the applicable Plan Agreement provides otherwise, by delivery of shares of Common Stock acquired at least six months prior to the option exercise date and having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company) for any remaining portion of the full option exercise price; or (c) at the discretion of the Committee and to the extent permitted by law, by such other provision as the Committee may from time to time prescribe.

     2.4.4 Promptly after receiving payment of the full option exercise price, or after receiving notice of the exercise of a stock appreciation right for which payment will be made partly or entirely in shares, the Company shall, subject to the provisions of Section 3.3 (relating to certain restrictions), deliver to the grantee or to such other person as may then have the right to exercise the award, a certificate or certificates for the shares of Common Stock for which the award has been exercised. If the method of payment employed upon option exercise so requires, and if applicable law permits, an optionee may direct the Company to deliver the certificate(s) to the optionee's stockbroker.

2.5  TERMINATION OF EMPLOYMENT; DEATH

     2.5.1 Except to the extent otherwise provided in Section 2.5.2 or 2.5.3 or in the applicable Plan Agreement, all options and stock appreciation rights not theretofore exercised shall terminate upon termination of the grantee's employment for any reason (including death).

     2.5.2 If a grantee's employment terminates for any reason other than death or dismissal for cause, the grantee may exercise any outstanding option or stock appreciation right on the following terms and conditions: (a) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of employment termination; and (b) exercise must occur within three months after employment terminates, except that the three-month period shall be increased to one year if the termination is by reason of disability, but in no event after the expiration date of the award as set forth in the Plan Agreement. In the case of an incentive stock option, the term "disability" for purposes of the preceding sentence shall have the meaning given to it by section 422(c)(7) of the Code.

     2.5.3 If a grantee dies while employed by the Company or any subsidiary, or after employment termination but during the period in which the grantee's awards are exercisable pursuant to Section 2.5.2, any outstanding option or stock appreciation right shall be exercisable on the following terms and conditions:
(a) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of death; and (b) exercise must occur by the earlier of the first anniversary of the grantee's death or the expiration date of the award. Any such exercise of an award following a grantee's death shall be made only by the grantee's executor or administrator, unless the grantee's will specifically disposes of such award, in which case such exercise shall be made only by the recipient of such specific disposition. If a grantee's personal representative or the recipient of a specific disposition under the grantee's will shall be entitled to exercise any award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable Plan Agreement which would have applied to the grantee including, without limitation, the provisions of Sections 3.3 and 3.7 hereof.

2.6  GRANT OF RESTRICTED STOCK

     2.6.1 The Committee may grant restricted shares of Common Stock to such key persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. Restricted stock awards may be made independently of or in connection with any other award under the Plan. A grantee of a restricted stock award shall have no rights with respect to such award unless such grantee accepts the award within such period as the Committee shall specify by executing a Plan Agreement in such form as the Committee shall determine and, if the Committee shall so require, makes payment to the Company by certified or official bank check (or the equivalent thereof acceptable to the Company) in such amount as the Committee may determine.

     2.6.2 Promptly after a grantee accepts a restricted stock award, the Company shall issue in the grantee's name a certificate or certificates for the shares of Common Stock covered by the award. Upon the issuance of such certificate(s), the grantee shall have the rights of a shareholder with respect to the restricted stock, subject to the nontransferability restrictions and Company repurchase rights described in Sections 2.6.4 and 2.6.5 and to such other restrictions and conditions as the Committee in its discretion may include in the applicable Plan Agreement.

     2.6.3 Unless the Committee shall otherwise determine, any certificate issued evidencing shares of restricted stock shall remain in the possession of the Company until such shares are free of any restrictions specified in the applicable Plan Agreement.

     2.6.4 Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in this Plan or the applicable Plan Agreement. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the restricted stock shall lapse. Unless the applicable Plan Agreement provides otherwise, additional shares of Common Stock or other property distributed to the grantee in respect of shares of restricted stock, as dividends or otherwise, shall be subject to the same restrictions applicable to such restricted stock.

     2.6.5 During the 120 days following termination of the grantee's employment for any reason, the Company shall have the right to require the return of any shares to which restrictions on transferability apply, in exchange for which the Company shall repay to the grantee (or the grantee's estate) any amount paid by the grantee for such shares.

2.7  GRANT OF RESTRICTED STOCK UNITS

     2.7.1 The Committee may grant awards of restricted stock units to such key persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. Restricted stock units may be awarded independently of or in connection with any other award under the Plan.

     2.7.2 At the time of grant, the Committee shall specify the date or dates on which the restricted stock units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. In the event of the termination of the grantee's employment by the Company and its subsidiaries for any reason, restricted stock units that have not become nonforfeitable shall be forfeited and cancelled. The Committee at any time may accelerate vesting dates and otherwise waive or amend any conditions of an award of restricted stock units.

     2.7.3 At the time of grant, the Committee shall specify the maturity date applicable to each grant of restricted stock units, which may be determined at the election of the grantee. Such date may be later than the vesting date or dates of the award. On the maturity date, the Company shall transfer to the grantee one unrestricted, fully transferable share of Common Stock for each restricted stock unit scheduled to be paid out on such date and not previously forfeited. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Common Stock.

2.8  OTHER STOCK-BASED AWARDS

     The Board may authorize other types of stock-based awards (including the grant of unrestricted shares), which the Committee may grant to such key persons, and in such amounts and subject to such terms and conditions, as the Committee shall in its discretion determine, subject to the provisions of the Plan. Such awards may entail the transfer of actual shares of Common Stock to Plan participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

2.9  GRANT OF DIVIDEND EQUIVALENT RIGHTS

     The Committee may in its discretion include in the Plan Agreement with respect to any award a dividend equivalent right entitling the grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such award is outstanding and unexercised, on the shares of Common Stock covered by such award if such shares were then outstanding. In the event such a provision is included in a Plan Agreement, the Committee shall determine whether such payments shall be made in cash, in shares of Common Stock or in another form, whether they shall be conditioned upon the exercise of the award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate.

2.10  RIGHT OF RECAPTURE

     If at any time within one year after the date on which a participant exercises an option or stock appreciation right, or on which restricted stock vests, or which is the maturity date of restricted stock units, or on which income is realized by a participant in connection with any other stock-based award (each of which events is a "Realization Event"), the participant (a) is terminated for cause or (b) engages in any activity determined in the discretion of the Committee to be in competition with any activity of the Company, or otherwise inimical, contrary or harmful to the interests of the Company (including, but not limited to, accepting employment with or serving as a consultant, adviser or in any other capacity to an entity that is in competition with or acting against the interests of the Company), then any gain ("Gain") realized by the participant from the Realization Event shall be paid by the participant to the Company upon notice from the Company. Such Gain shall be determined as of the date of the Realization Event, without regard to any subsequent change in the Fair Market Value of a share of Common Stock. The Company shall have the right to offset such Gain against any amounts otherwise owed to the participant by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

                                  ARTICLE III

                                 MISCELLANEOUS

3.1  AMENDMENT OF THE PLAN; MODIFICATION OF AWARDS

     3.1.1 The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any award theretofore made under the Plan without the consent of the grantee (or, after the grantee's death, the person having the right to exercise the award). For purposes of this Section 3.1, any action of the Board or the Committee that alters or affects the tax treatment of any award shall not be considered to materially impair any rights of any grantee.

     3.1.2 Shareholder approval of any amendment shall be obtained to the extent necessary to comply with section 422 of the Code (relating to incentive stock options) or other applicable law or regulation.

     3.1.3 The Committee may amend any outstanding Plan Agreement, including, without limitation, by amendment which would accelerate the time or times at which the award becomes unrestricted or may be exercised, or waive or amend any goals, restrictions or conditions set forth in the Agreement. However, any such amendment (other than an amendment pursuant to Section 3.7.2, relating to change in control) that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award shall be made only with the consent of the grantee (or, upon the grantee's death, the person having the right to exercise the award).

3.2  TAX WITHHOLDING

     3.2.1 As a condition to the receipt of any shares of Common Stock pursuant to any award or the lifting of restrictions on any award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an award (including, without limitation, FICA tax), the Company shall be entitled to require that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

     3.2.2 If the event giving rise to the withholding obligation is a transfer of shares of Common Stock, then, unless otherwise specified in the applicable Plan Agreement, the grantee may satisfy the withholding obligation imposed under
Section 3.2.1 by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld. For this purpose, Fair Market Value shall be determined as of the date on which the amount of tax to be withheld is determined (and any fractional share amount shall be settled in cash).

3.3  RESTRICTIONS

     3.3.1 If the Committee shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a "plan action"), then such plan action shall not be taken, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Committee.

     3.3.2 The term "consent" as used herein with respect to any plan action means (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (b) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (c) any and all consents, clearances and approvals in respect of a plan action by any governmental or other regulatory bodies.

3.4  NONASSIGNABILITY

     Except to the extent otherwise provided in the applicable Plan Agreement, no award or right granted to any person under the Plan shall be assignable or transferable other than by will or by the laws of descent and distribution, and all such awards and rights shall be exercisable during the life of the grantee only by the grantee or the grantee's legal representative.

3.5 REQUIREMENT OF NOTIFICATION OF ELECTION UNDER SECTION 83(B) OF THE CODE

     If any grantee shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under section 83(b) of the Code (that is, an election to include in gross income in the year of transfer the amounts specified in section 83(b)), such grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code section 83(b).

3.6 REQUIREMENT OF NOTIFICATION UPON DISQUALIFYING DISPOSITION UNDER SECTION 421(B) OF THE CODE

     If any grantee shall make any disposition of shares of Common Stock issued pursuant to the exercise of an incentive stock option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such grantee shall notify the Company of such disposition within 10 days thereof.

3.7  CHANGE IN CONTROL

     3.7.1 For purposes of this Section 3.7, a "change in control" shall have occurred if:

          (a) any "person", as such term is used in Sections 13(d) and 14(d) of the 1934 Act (other than (i) the Company or any 80% owned subsidiary of the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (iii) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

          (b) during any period of twenty-four (24) consecutive months, individuals who at the effective date of this Plan constitute the Board of Directors of the Company and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section 3.7.1) whose election by the Board of Directors or nomination for election by the Company shareholders was approved by a vote of at least two-thirds
     ( 2/3) of the directors then still in office who either were directors at the effective date of this Plan or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

          (c) the shareholders of the Company approve a merger or consolidation of the Company with any other company (other than a wholly-owned subsidiary of the Company), other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) 50% or more of the combined voting power of voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined in Section 3.7.1(a) above with the exceptions noted in section 3.7.1(a)) acquires 50% or more of the combined voting power of the Company's then outstanding securities); or

          (d) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

     3.7.2 Upon the happening of a change in control:

          (a) notwithstanding any other provision of this Plan, any option or stock appreciation right then outstanding shall become fully vested and immediately exercisable upon the subsequent termination of employment of the grantee by the Company or it successors without cause unless the applicable Plan Agreement expressly provides otherwise;

          (b) to the fullest extent permitted by law, the Committee may, in its sole discretion, amend any Plan Agreement in such manner as it deems appropriate, including, without limitation, by amendments that advance the dates upon which any or all outstanding awards of any type shall terminate.

     3.7.3 Whenever deemed appropriate by the Committee, any action referred to in Section 3.7.2(b) may be made conditional upon the consummation of the applicable Change in Control transaction.

3.8  RIGHT OF DISCHARGE RESERVED

     Nothing in the Plan or in any Plan Agreement shall confer upon any grantee the right to continue in the employ of the Company or affect any right which the Company may have to terminate such employment.

3.9  NATURE OF PAYMENTS

     3.9.1 Any and all grants of awards and issuances of shares of Common Stock under the Plan shall be in consideration of services performed for the Company by the grantee.

     3.9.2 All such grants and issuances shall constitute a special incentive payment to the grantee and shall not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the grantee, unless such plan or agreement specifically provides otherwise.

3.10  NON-UNIFORM DETERMINATIONS

     The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan agreements, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and (c) the treatment of leaves of absence pursuant to Section 1.6.4.

3.11  OTHER PAYMENTS OR AWARDS

     Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.12  SECTION HEADINGS

     The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections.

3.13  EFFECTIVE DATE AND TERM OF PLAN

     3.13.1 The Plan was adopted by the Board on February 3, 1997. To the extent provided in the applicable Plan Agreement, an award may be subject to approval of the Plan by the Company's shareholders, in which case, if such approval is not obtained within one year of such date of adoption by the Board, the award shall terminate on that date.

     3.13.2 Unless sooner terminated by the Board, the provisions of the Plan respecting the grant of incentive stock options shall terminate on the day before the tenth anniversary of the adoption of the Plan by the Board, and no incentive stock option awards shall thereafter be made under the Plan. All awards made under the Plan prior to its termination shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Plan Agreements.

3.14  GOVERNING LAW

     All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

                             3-D GEOPHYSICAL, INC.

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT (the "Agreement"), dated September 30, 1996, between 3-D GEOPHYSICAL, INC., a Delaware corporation (the "Company"), and [Independent Director Name] (the "Optionee"), a member of the Board of Directors of the Company.

     The Board of Directors of the Company has determined that it is in the Company's best interests to grant a stock option to the optionee. In consideration of the foregoing and of the mutual undertakings set forth in this Agreement, the Company and the optionee agree as follows:

     SECTION 1. Grant of Option.

     1.1 The Company hereby grants to the Optionee a stock option (the "Option") to purchase 6,667 shares of Common Stock at a purchase price of $8.50 per share.

     1.2 If there is any change in the outstanding shares of Common Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of shares subject to the Option and the purchase price per share shall be equitably adjusted by the Company. After any such adjustment, the number of shares subject to the Option shall be rounded to the nearest whole number.

     SECTION 2. Exercisability.

     2.1 Subject to the further terms of this Agreement, the Option shall become exercisable in full on February 6, 1997. Unless earlier terminated pursuant to the provisions of this Agreement, the unexercised portion of the Option shall expire and cease to be exercisable at 12:01 a.m. on February 6, 2006.

     2.2 The Option may be exercised from time to time as to all or part of the shares as to which it is then exercisable. Once an installment becomes exercisable, it shall remain exercisable until expiration, cancellation or termination of the Option.

     SECTION 3. Method of Exercise.

     3.1 The Option or any part thereof may be exercised only by the giving of written notice to the Company on such form and in such manner as the Company shall prescribe. Such written notice must be accompanied by payment of the full purchase price for the number of shares being purchased. Such payment may be made by one or a combination of the following methods: (a) by a check acceptable to the Company; (b) with the consent of the Company, by delivery of shares of Common Stock acquired prior to the option exercise date and having a Fair Market Value on the exercise date equal to part or all of the purchase price; or (c) by such other method as the company may authorize. The date of exercise of the Option shall be the date on which written notice of exercise is hand delivered to the Company, during normal business hours, at its address as provided in
Section 8 of this Agreement, or, if mailed, the date on which it is postmarked, provided such notice is actually received.

     3.2 For purposes of this Agreement, "Fair Market Value" shall have the meaning ascribed thereto in Section 1.6.1 of the Company's 1995 Long-Term incentive Compensation Plan (the "Plan").

     SECTION 4. Termination of Employment; Death.

     4.1 Upon termination of the Optionee's membership on the Board for any reason, the Option shall terminate and expire except as provided in Section 4.2 or 4.3 of this Agreement.

     4.2 If the Optionee's membership on the Board terminates for any reason other than death, disability or removal for cause, the Option shall be exercisable but only to the extent it was exercisable at the time of such termination and only until the earlier of the expiration date of the Option, determined pursuant to Section 2 of this Agreement, or the expiration of three months following such termination.

     4.3 If the Optionee's membership on the Board terminates by reason of disability or death, or if the Optionee dies during the period in which the Option is exercisable pursuant to Section 4.2 of this Agreement, the Option shall be exercisable but only to the extent it was exercisable at the time of termination (or death) and only until the earlier of the expiration date of the Option, determined pursuant to Section 2 of this Agreement, or the first anniversary of the date of the Optionee's termination (or death). Any such exercise following the Optionee's death shall be made only by the Optionee's executor or administrator, unless the Optionee's will specifically disposes of the option, in which case exercise shall be made only by the recipient of such specific disposition. If the Optionee's personal representative or the recipient of a specific disposition under the Optionee's will shall be entitled to exercise the option pursuant to the preceding sentence, such representative Or recipient shall be bound by all the terms and conditions of this Agreement.

     SECTION 5. Restrictions.

     5.1 If the Company shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the transfer of shares of Common Stock, or the taking of any other action, pursuant to this Agreement (each such action being hereinafter referred to as an "Action"), then such Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Company.

     5.2 The term "Consent" as used herein with respect to any Action means (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (b) any and all written agreements and representations by the Optionee with respect to the disposition of shares, or with respect to any other matter, which the Company shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (c) any and all consents, clearances and approvals in respect of an Action by any governmental or other regulatory bodies.

     SECTION 6. No Rights as Stockholder.

     Neither the optionee nor any other person having the right to exercise the Option shall have any of the rights of a stockholder of the company with respect to shares subject to the Option until the issuance of a stock certificate to such person for such shares. Except as otherwise provided in Section 1.2, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued. The optionee acknowledges that the option agreement dated April 26, 1996 had, not been properly authorized by the Company and is and was of no force or effect.

     SECTION 7. Right of Discharge Reserved.

     Nothing in this Agreement shall confer upon the Optionee the right to continue in the employ of the Company or any subsidiary thereof or affect any right which the Company may have to terminate such employment.

     SECTION 8. Notices.

     Any notice to be given to the Company hereunder shall be in writing and shall be addressed to 3-D Geophysical, Inc., 7076 South Alton Way, Building H, Englewood, Colorado 80112, or at such other address as the Company may hereafter designate to the Optionee by notice as provided in this Section S. Any notice to be given to the Optionee hereunder shall be addressed to the Optionee at the address set forth beneath his signature hereto, or at such other address as the Optionee may hereafter designate to the Company by notice as provided herein. A notice shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it.

     SECTION 9. Successors and Assigns.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent consistent with Section 4 of this Agreement and with the Plan, the heirs and personal representatives of the optionee.

     SECTION 10. Governing Law.

     This Agreement shall be interpreted, construed and administered in accordance with the laws of the State of New York as they apply to contracts made, delivered and performed in the State of New York.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement am of the date and year first written above.

                                            3-D GEOPHYSICAL, INC.


ATTEST:                                     By
------------------------------------------  ------------------------------------
                                             Title:

                                            OPTIONEE

                                                [Independent Director Name]

                                            ------------------------------------

                                            Address:
                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------
                                            Social Security Number

                             3-D GEOPHYSICAL, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Joel Friedman, Richard Davis and Luis Ferran, or if only one is present, then that individual, with full power of substitution, to vote all of the shares of Common Stock of 3-D GEOPHYSICAL, INC. (the "Company"), which the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held at Inverness Hotel and Golf Club, 200 Inverness Drive West, Englewood, Colorado, on the 16th day of May, 1997, at 9:00 a.m. Local Time, and at any adjournments or postponements thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

1. ELECTION OF CLASS I DIRECTORS: To elect Messrs. Robert P. Andrews and Douglas
   W. Brandrup, existing directors of the Company, and Wayne P. Widynowski, the Company's Chief Operating Officer, as Class I directors of the Company for terms to expire at the 2000 Annual Meeting of Stockholders;

      [ ] FOR ALL THE NOMINEES LISTED ABOVE (EXCEPT AS MARKED TO THE CONTRARY
          BELOW)

      [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ABOVE

      (INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name on the list below.)

             Robert Andrews, Douglas Brandrup and Wayne Widynowski

2. APPROVAL OF 1997 PLAN AND INDEPENDENT DIRECTOR OPTIONS: To approve the 3-D Geophysical, Inc. 1997 Long-Term Incentive Compensation Plan and the grant of options to the non-employee directors of the Company to purchase an aggregate of 40,002 shares of Common Stock;

      [ ] FOR                     [ ] AGAINST                     [ ] ABSTAIN

3. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS: To ratify the Board of Directors' appointment of Coopers & Lybrand as independent accountants to audit the financial statements of the Company for the fiscal year ending December 31, 1997;

      [ ] FOR                     [ ] AGAINST                     [ ] ABSTAIN

  and in their sole discretion, to vote upon any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.

           (Continued and to be dated and signed on the other side.)

                          (continued from other side)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

    PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE.

    Receipt of the Notice of Annual Meeting and of the Proxy Statement and Annual Report of the Company accompanying the same is hereby acknowledged.

                                            Dated:                        , 1997
                                                  ------------------------

                                            ------------------------------------
                                            Signature of Stockholder

                                            ------------------------------------
                                            Name of Stockholder (Please Print)

                                            ------------------------------------
                                            Signature if held jointly

                                            ------------------------------------
                                            Name of Stockholder (Please Print)

                                            Your signature should appear the
                                            same as your name appears on your
                                            stock certificate(s). If signing as
                                            attorney, executor, administrator,
                                            trustee or guardian, please indicate
                                            the capacity in which signing. When
                                            signing as joint tenants, all
                                            parties to the joint tenancy must
                                            sign. When the proxy is given by a
                                            corporation, it should be signed by
                                            an authorized officer.